UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 20, 2020

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-6263	36-2334820
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One AAR Place

1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code: (630) 227-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1.00 par value	AIR	New York Stock Exchange
Chicago Stock Exchange
Preferred Stock Purchase Rights	AIR	New York Stock Exchange
Chicago Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule  405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b—2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

AAR CORP. (the “Company”), on behalf of AAR Aircraft Services, Inc., Aviation Maintenance Staffing, Inc., and AAR Landing Gear LLC, direct and indirect wholly-owned subsidiaries of the Company (the “Subsidiaries”), has reached an agreement in principle (the “Agreement”) with the United States Department of the Treasury (“Treasury”) for the grant program (the "Payroll Support Program") in connection with implementation of the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). The Company has submitted final, signed definitive Agreement documents (the “Payroll Support Program Documents”) for Treasury’s counter-signature.

On April 3, 2020, the Company applied for $136,446,791.00 of payroll support under the Payroll Support Program. Under the Agreement and Payroll Support Documents, Treasury is expected to provide to the Subsidiaries a grant under the Payroll Support Program in an amount expected to be approximately $57,180,647.00.

In consideration for the grant, the Company would issue to Treasury a low-interest rate, senior unsecured promissory note (the “Promissory Note”) in the principal amount of approximately $8,659,485.00, which obligation will mature 10 years after issuance. The Promissory Note would be pre-payable at any time at par.

In connection with the Payroll Support Program, the Subsidiaries would be required to comply with the relevant provisions of the CARES Act, including the requirement that the funding be used exclusively for the continuation of payment of employee wages, salaries and benefits. The Subsidiaries would also be subject to certain restrictions, including, but not limited to, limitations on involuntary terminations and furloughs, and reductions in the pay rate of employees earning wages or salaries (as well as reductions in benefits), from the signing date of the Payroll Support Program Documents through September 30, 2020. In addition, the Subsidiaries and the Company would be subject to restrictions on the payment of dividends and the repurchase of shares through September 30, 2021, and certain limitations on employee compensation through March 24, 2022.

While the Company expects Treasury to date and counter sign the Payroll Support Program Documents in the near term, the Company can provide no assurance as to the final timing or terms of the Payroll Support Program grant.

A copy of the Company’s press release dated July 20, 2020 is attached hereto as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

(d)                     Exhibits

Exhibit No.	Description

99.1	Press release issued by AAR CORP. on July 20, 2020.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the inline XBRL document)

This Form 8-K contains certain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements that address activities, events, conditions or developments that we expect or anticipate may occur in the future and may relate to measures implemented to reduce costs and our ability to implement further actions in the future. Forward-looking statements may also be identified because they contain words such as ‘‘anticipate,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘likely,’’ ‘‘may,’’ ‘‘might,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘seek,’’ ‘‘should,’’ ‘‘target,’’ ‘‘will,’’ ‘‘would,’’ or similar expressions and the negatives of those terms. These forward-looking statements are based on beliefs of our management, as well as assumptions and estimates based on information available to us as of the dates such assumptions and estimates are made, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, depending on a variety of factors, including those factors set forth under ‘‘Risk Factors’’ under Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended February 29, 2020 and Part I, Item 1A in our Annual Report on Form 10-K for the year ended May 31, 2019, which are incorporated by reference herein. Should one or more of those risks or uncertainties materialize adversely, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described. Those events and uncertainties are difficult or impossible to predict accurately and many are beyond our control. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by AAR CORP. on July 20, 2020 (filed herewith).
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      July 20, 2020

AAR CORP.

By:	/s/ Sean M. Gillen
Sean M. Gillen
Vice President and Chief Financial Officer

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